1 Newtek Business Services Corp.’s Board of Directors’ Elects Two New Board Members Boca Raton, FL September 29, 2021 - Newtek Business Services Corp. (the “Company”) (Nasdaq: NEWT), an internally managed business development company (“BDC”), today announced that its board of directors (the “Board”) has elected two new directors to the Board, Fernando Perez-Hickman and Halli Razon-Feingold, increasing the Board to seven (7) directors. The Board will now be comprised of four (4) independent directors and three (3) interested directors, as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”). Mr. Perez-Hickman is an experienced executive with a proven track record in management, mergers & acquisitions, and value creation at financial services businesses. Mr. Perez-Hickman previously served as Vice Chairman, Director of Corporate Strategy and member of IBERIABANK’s Planning Group Committee from August 2017 until its merger with First Horizon Bank in July 2020. In this role, Mr. Perez-Hickman was responsible for Corporate Strategy and Mergers and Acquisitions, supervising the Consumer and Retail Banking Division, reporting to the CEO. From June 2007 to August 2017, Mr. Hickman served as Executive Chairman of the Board of Directors of Sabadell United Bank, and from June 1998 to June 2007 served as Managing Director of Santander Private Banking International. Mrs. Razon-Feingold has served as the Company’s Chief Administrative Officer since July 2016 and as Senior Vice President of Human Resources for the Company since July 2019. Mrs. Razon-Feingold’s tenure at Newtek spans over ten years, with her current principal responsibilities centered on managing the Executive department and all areas of Human Resources for the Company and all of its controlled portfolio companies. Mrs. Razon-Feingold holds a master’s degree in Industrial/Organizational Psychology from CUNY Baruch College and a bachelor’s degree in Psychology from Hofstra University. Mr. Perez-Hickman is not an interested director, as such term is defined under Section 2(a)(19) of the 1940 Act.

2 Barry Sloane, Chairman, President and Chief Executive Officer said, “We are pleased to announce the Board’s decision to expand the Board by electing these two experienced professionals to serve on our Board. As our Company continues to grow, we believe that adding two qualified directors to the Board is in the best interests of the Company and its shareholders. Our business plan and model are focused on growth and, in keeping with our themes of corporate governance, planning, and strategy, we believe that the additions of Mr. Perez-Hickman and Mrs. Razon-Feingold to our Board will help us to continue to effectively execute our business plan and strategy. We believe that the addition of Mr. Perez- Hickman, with his two decades of expertise in lending and corporate strategy, will allow the Company to leverage his experience and expertise working in large and small organizations with growth aspirations, which can provide immeasurable benefits to the Company and its shareholders as we seek to continue to grow our platform. Mrs. Razon-Feingold has been with the Company for over ten years, having served as the Company’s Chief Administrative Officer since 2016 and Senior Vice President of Human Resources since 2019. It is anticipated that Mrs. Razon-Feingold’s experience will assist the Board in navigating the rapidly changing environment in employee relations with pre- and post- pandemic issues dominating our landscape. We recognize that our staff and Newtek’s associates represent the engine to our success. Her point of view and real-time experience has historically served our Company well, and she will now be able to apply that expertise in her role on the Board. We welcome these two new additions as part of our growth plan during these exciting times.” About Newtek Business Services Corp. Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Newtek® and Your Business Solutions Company®, are registered trademarks of Newtek Business Services Corp.

3 Note Regarding Forward Looking Statements This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. SOURCE: Newtek Business Services Corp. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com